Exhibit 24.3
POWER OF ATTORNEY
The undersigned hereby constitutes and appoints Thomas J. Fennimore and Alexander Fishkin, and each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to that certain Registration Statement on Form S-3ASR (File No. 333-279118) of Luminar Technologies, Inc., originally filed with the Securities and Exchange Commission on May 3, 2024, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 22, 2025.

/s/ Dominick Schiano
Dominick Schiano